UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2026

(the date the Company concluded non-reliance — confirm)

REDOX INTERNATIONAL GROUP, Corp.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-255055 (Commission File Number)	98-1578603 (IRS Employer Identification No.)

17875 Von Karman Avenue, Suite 150

Irvine, California 92614

(Address of Principal Executive Offices)

(323) 909-2866

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Copies to:

Donald P. Hateley, Esq.

The Hateley Firm, APC

620 Newport Center Drive, Suite 1100, Newport Beach, CA 92660

Phone: (949) 438-1040 | Fax: (310) 388-5899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On May 30, 2026, the management of Redox International Group, Corp. (formerly Intorio, Corp.) (the “Company”), together with the Board of Directors of the Company, concluded that the Company’s previously issued unaudited interim financial statements for the quarterly periods ended August 31, 2024 and November 30, 2024 (collectively, the “Affected Periods”), as included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2024 and February 19, 2025, respectively, should no longer be relied upon. Accordingly, any previously issued press releases, investor presentations, and other communications describing the Company’s financial results for the Affected Periods should likewise no longer be relied upon.

The determination to restate the financial statements for the Affected Periods arose from the Company’s conclusion that those financial statements did not reflect the issuance of 50,850,000 shares of the Company’s common stock on June 5, 2024 to certain founders, advisors, and consultants under certain Founder Agreements and Advisory Agreements, or the related stock-based compensation required to be recognized under ASC 718, Compensation—Stock Compensation. As originally filed, the financial statements for each of the quarters ended August 31, 2024 and November 30, 2024 reported 3,235,000 shares of common stock issued and outstanding and stated that the Company had not issued any stock-based payments, neither of which reflected the June 5, 2024 issuances. The Company has determined that the compensation cost associated with these share issuances must be measured at the grant-date fair value of the awards and recognized over the applicable requisite service period in accordance with ASC 718.

As a result of correcting these errors, the Company expects the restatement to affect, for one or more of the Affected Periods, the following: shares of common stock issued and outstanding; weighted-average shares outstanding; stock-based compensation expense; general and administrative expense; net loss; net loss per share; common stock; additional paid-in capital; and deferred (unearned) stock-based compensation reported within stockholders’ equity, together with the related subtotals and totals. The restatement is non-cash in nature and is not expected to affect the Company’s previously reported cash, cash equivalents, or total cash flows. The Company is in the process of finalizing the amount of the adjustments, which remains subject to the completion of the restatement process and the procedures of its independent registered public accounting firm.

The Company intends to restate the financial statements for the Affected Periods by filing amended Quarterly Reports on Form 10-Q/A with the SEC as promptly as practicable. Until the amended reports are filed, investors and others should not rely on the financial statements and related disclosures for the Affected Periods.

The Company does not have a separate audit committee. The Company’s Board of Directors has discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm, Michael Gillespie & Associates, PLLC.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the anticipated restatement, the expected effects thereof, and the timing of the Company’s amended filings. These statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the completion of the restatement process and the related procedures of the Company’s independent registered public accounting firm. The Company undertakes no obligation to update any forward-looking statement except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDOX INTERNATIONAL GROUP, CORP.

Dated: June 22, 2026	By:	/s/ Han-Wen Ou
	Name:	Han-Wen Ou
	Title:	Chief Executive Officer and Chief Financial Officer

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